UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

MODSYS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-06208

Israel	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6600 LBJ Freeway, Ste. 210 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

(206) 395-4152

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2017, ModSys International Ltd. (the “Company”) received a notice (the “First Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company has not held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, December 31, 2015. As a result, the Company does not comply with Nasdaq Listing Rule 5620(a) (the “Annual Meeting Rule”). The First Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The First Notice states that, under Nasdaq rules, the Company has 45 calendar days to submit a plan to regain compliance with the Annual Meeting Rule. The Company intends to submit a plan to Nasdaq to set a date for an annual meeting of shareholders to be held by March 31, 2017 to regain compliance with the Annual Meeting Rule within the required timeframe. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

On January 11, 2017, the Company received a second notice (the “Second Notice”) from the Listing Qualifications Department of Nasdaq stating that the Company is not in compliance with the majority independent board, audit committee and compensation committee requirements as it only has one independent director on its board and serving on the audit and compensation committees as a result of the recent resignations of Messrs. Thomas J. Jurewicz and Brian Crynes as stated on the Company’s Form 8-K filed with the Securities and Exchange Commission on January 9, 2017. As a result, the Company does not comply with Nasdaq Listing Rule 5605(b)(1), 5605(e)(2) and 5605(d)(2) (the “Independent Director Rules”). The Second Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq.

The Second Notice states that, under Nasdaq rules, the Company is eligible for a cure period to regain compliance with regard to the vacancy on the compensation committee. The Second Notice states that Nasdaq will provide the Company with a cure period to regain compliance with the compensation committee requirements as follows: (a) until the earlier of the Company’s next annual shareholders’ meeting or January 7, 2018; or (b) if the Company’s next annual shareholders’ meeting is held before July 6, 2017, then the Company must evidence compliance no later than July 6, 2017. With regard to the majority independent board and audit committee requirements, the Company has 45 calendar days to submit a plan to regain compliance with these rules. The Company intends to submit a plan to Nasdaq advising Nasdaq of its plan to commence its search for and appoint additional independent directors to the Company’s board of directors, audit committee and compensation committee as soon as practicable to regain compliance with the Independent Director Rules. If Nasdaq accepts the Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from January 11, 2017 to regain compliance with the Independent Director Rules with respect to the majority independent board and audit committee. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

Information Concerning Forward-Looking Statements

The Company makes forward-looking statements in this report within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “will,” “intend,” or similar expressions. These forward-looking statements are based on information available to the Company as of the date of this report and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, including the Company’s ability to submit a plan to regain compliance satisfactory to Nasdaq. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODSYS INTERNATIONAL LTD.

Date: January 12, 2017	By:	/s/ Richard Chance
Richard Chance Chief Financial Officer